Exhibit 8.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

July 22, 2021

Roivant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St. James Square

London SW1Y 4LB

United Kingdom

Ladies and Gentlemen:

We have acted as counsel for Roivant Sciences Ltd, a Bermuda exempted limited company (“Roivant”), in connection with (i) the Business Combination Agreement entered into among Roivant, Montes Archimedes Acquisition Corporation, a Delaware corporation (“MAAC”), and Rhine Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Roivant (“Merger Sub ”), dated May 1, 2021 (as amended on June 9, 2021 and as may be further amended, supplemented or otherwise from time to time, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into MAAC, with MAAC surviving the merger as a wholly-owned subsidiary of Roivant (the “Merger”) and (ii) the preparation and filing of the related registration statement on Form S-4 (as amended or supplemented as of July 22, 2021), and together with the Proxy Statement/Prospectus included therein, the “Registration Statement”) (File No. 333-256165) originally filed with the Securities and Exchange Commission on May 14, 2021, under the Securities Act of 1933 , as amended (the “Securities Act”). This opinion is being delivered in connection with the filing of the Registration Statement. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In connection with this opinion, we have examined the Business Combination Agreement, the Registration Statement, the MAAC Warrant Agreement, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. For purposes of this opinion, we have assumed, with your permission, (i) that the Merger will be consummated in the manner described in the Business Combination Agreement and the Registration Statement, and (ii) the statements concerning the Merger set forth in the Business Combination Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Business Combination Agreement. In addition, our opinion is based solely on the documents that we have examined and the additional information that we have obtained, which we have assumed will be true as of the Effective Time.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the discussion set forth in the Registration Statement under the heading “MATERIAL UNITED STATES TAX CONSIDERATIONS,” excluding the discussion set forth under the headings “Tax Consequences of Exercising Redemption Rights,” “Tax Consequences of the Merger” and “Additional Requirements for Tax Deferral,” insofar as such discussion constitutes statements of law or legal conclusions represent the opinion of Davis Polk & Wardwell LLP. We do not express any opinion as to any other matter, and no opinion should be inferred as to the tax consequences under any state, local or foreign law, or with respect to other areas of U.S. federal taxation, with respect to any matter discussed under the heading “MATERIAL UNITED STATES TAX CONSIDERATIONS.”

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell LLP